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                                   EXHIBIT (8)


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                              AMENDED AND RESTATED
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 BY AND BETWEEN

                           THE RIVERFRONT FUNDS, INC.

                                       AND

                               THE PROVIDENT BANK

         This Amended and Restated Custodian, Fund Accounting and Recordkeeping Agreement is entered into as of August 1, 1994, by and between The Riverfront Funds, Inc., a Maryland corporation (the "Fund"), having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229, and The Provident Bank, an Ohio banking corporation ("Provident"), having its principal place of business at One East Fourth Street, Cincinnati, Ohio 45202.

                                   WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Fund offers from time to time shares in one or more series, and desires to retain Provident to provide the services described herein to those series, as are now or hereafter may be identified in Schedule A hereto, as may be amended from time to time and made subject to this Agreement in accordance with paragraph 13. Each such series is herein referred to singly as a "Portfolio" and collectively, as the "Portfolios"; and

         WHEREAS, it is the intention of the parties hereto that the current, substantially similar Custodian, Fund Accounting and Recordkeeping Agreements dated as of July 1, 1993, and May 1, 1994, be combined into one agreement, and that the new Portfolios currently be added to the provisions hereof;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the Fund and Provident agree as follows:

         1. The Fund appoints Provident as the Custodian of the assets of the Portfolios, subject to the provisions hereof. Provident hereby accepts such appointment as Custodian. As such Custodian, Provident shall retain all securities, commodities, cash and other assets now owned or hereafter acquired by each Portfolio, and the Portfolio shall deliver and pay or cause to be delivered and paid to Provident, as Custodian, all securities, cash and other assets now owned or hereafter acquired by the Portfolio during the period of this Agreement.


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         2. All securities delivered to Provident (other than in bearer form)
shall be properly endorsed and in proper form for transfer into or in the name of the appropriate Portfolio, or a nominee of Provident for the exclusive use of the Portfolio or of such other nominee as may be mutually agreed upon by Provident and the Fund.

         3. The Fund shall deliver to Provident certified or authenticated copies of its Articles of Incorporation and By-Laws, all amendments thereto, a certified copy of the resolution of the Fund's Board of Directors appointing Provident to act in the capacities covered by this Agreement and authorizing the signing of this Agreement and copies of such resolutions of its Board of Directors, contracts and other documents as may be reasonably required by Provident in the performance of its duties hereunder.

         4.       As Custodian, Provident shall promptly:

                  A. SAFEKEEPING. Keep safely in a separate account the securities and other assets of each Portfolio of the Fund, including, without limitation, all securities in bearer form, other than securities which are maintained pursuant to paragraph 4B in a Securities System (as defined in paragraph 4B) and, on behalf of the Portfolio, receive delivery of certificates, including without limitation all securities in bearer form, for safekeeping and keep such certificates physically segregated at all times from those of any other person. Provident shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing bonds and other securities held by it under this Agreement at least annually in such manner as Provident shall determine from time to time to be advisable in order to verify the accuracy of such inventory. Provident shall provide the Fund with copies of any reports of its internal count or other verification of the securities of the Portfolio held in its custody, including reports on its own system of internal accounting control. In addition, if and when independent certified public accountants retained by Provident shall count or otherwise verify the securities of the Portfolio held in Provident's custody, Provident shall provide the Fund with a copy of the report of such accountants. With respect to securities held by any agent or Subcustodian appointed pursuant to paragraph 7C hereof, Provident may rely upon certificates from such agent or Subcustodian as to the holdings of such agent or Subcustodian, it being understood that such reliance in no way releases Provident of its responsibilities or liabilities under this Agreement. Provident shall promptly report to the Fund the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

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                  B. DEPOSIT OF PORTFOLIO ASSETS IN SECURITIES SYSTEMS.
         Notwithstanding any other provision of this Agreement, Provident may deposit and/or maintain securities owned by each Portfolio in Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission (the "Commission") under Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"), which acts as a securities depository, in any other clearing agency registered under Section 17A of the Exchange Act and which has been authorized by the Fund's Board of Directors, in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies or in any other book-entry system which the Commission has authorized for use by investment companies as a securities depository by order or interpretive or no-action letter and which has been authorized by the Fund's Board of Directors, collectively referred to herein as "Securities System(s)," in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any, and subject to the following provisions:

                  1) Provident may keep securities of a Portfolio in a Securities System provided that such securities are deposited in an account ("Account") of Provident in the Securities System which shall not include any assets of Provident other than assets held as a fiduciary, custodian or otherwise for customers;

                  2) The records of Provident with respect to securities of the Portfolios which are maintained in a Securities System shall identify by book-entry those securities belonging to such Portfolio;

                  3) Provident shall pay for securities purchased for the account of each Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the account, and (ii) the making of an entry on the records of Provident to reflect such payment and transfer for the account of the Portfolio. Provident shall transfer securities sold for the account of each Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the account, and
         (ii) the making of an entry on the records of Provident to reflect such transfer and payment for the account of that Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of each Portfolio shall identify the Portfolio, be maintained for such Portfolio by Provident and be provided to the Fund at its request. Provident shall furnish the Fund confirmation of each transfer to or from the account of the Portfolios in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the

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         Securities System for the account of the Portfolios on the next business day;

                  4) Provident shall promptly provide the Fund with any report obtained by Provident on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System. Provident shall promptly provide the Fund any report on Provident's accounting system, internal accounting control and procedures for safeguarding securities deposited with Provident which is reasonably requested by the Fund;

                  5) Anything to the contrary in this Agreement notwithstanding, Provident shall be liable to the Fund for any claim, loss, liability, damage or expense to the Fund or its Portfolios, including attorneys' fees, resulting from use of a Securities System by reason of any negligence, misfeasance or misconduct of Provident, its agents or any of its or their employees or from failure of Provident or any such agent to enforce effectively such rights as it may have against a Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of Provident or its agents with respect to any claim against the Securities System or any other person which Provident or its agents may have as a consequence of any such claim, loss, liability, damage or expense if and to the extent that the Fund has not been made whole for any such loss or damage.

                  C. PROVIDENT'S RECORDS. The records of Provident (and its agents and Subcustodians) with respect to its services for the Fund shall at all reasonable times and upon reasonable notice (unless otherwise required by law) during the regular business hours of Provident (or its agents or Subcustodians) be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Commission.

                  D. DELIVERY OF SECURITIES. Release and deliver securities owned by a Portfolio held by Provident or in a Securities System account of Provident only upon receipt of proper instructions (as defined in paragraph 6A hereof; hereafter "Proper Instructions"), which may be continuing instructions when deemed appropriate by the parties, and only in the cases specified in paragraphs 4E, 4F, 4G, 4H, 4I, 4J, 4K, 4L, 4M and 4N hereof.

                  E. REGISTERED NAME, NOMINEE. Register securities of each Portfolio held by Provident in the name of the Portfolio, of a nominee of Provident for the exclusive use of such Portfolio, or of such other nominee as may be mutually agreed upon, or of any mutually acceptable nominee of any agent or Subcustodian appointed pursuant to paragraph 7C hereof.

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                  F. PURCHASES. Upon receipt of Proper Instructions, and insofar as cash is available for the purpose, pay for and receive all securities purchased for the account of a Portfolio, payment being made only upon receipt of the securities by Provident (or any bank, banking firm, responsible commercial agent or trust company doing business in the United States and appointed pursuant to paragraph 7C hereof as Provident's agent or Subcustodian for this purpose) registered as provided in paragraph 4E heretofore in form for transfer satisfactory to Provident, or, in the case of repurchase agreements entered into between a Portfolio and a bank or a dealer, delivery of the securities either in certificate form or through an entry crediting Provident's account at the Federal Reserve Bank with such securities, or, upon receipt by Provident of a facsimile copy of a letter of understanding with respect to a time deposit account of a Portfolio signed by any bank, whether domestic or foreign, and pursuant to Proper Instructions from the Fund, for transfer to the time deposit account of the Portfolio in such bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank. All securities accepted by Provident shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer due the purchaser. In any and every case of a purchase of securities for the account of a Portfolio where payment is made by Provident in advance of receipt of the securities purchased, Provident shall be absolutely liable to the Fund and its Portfolios for such securities to the same extent as if the securities had been received by Provident, except that in the case of repurchase agreements entered into by a Portfolio with a bank which is a member of the Federal
         Reserve System, Provident may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated nonproprietary account of Provident maintained with the Federal Reserve Bank of Cincinnati, provided that such securities have in fact been so transferred by book-entry; provided, further, however, that Provident and the Fund agree to use their best efforts to ensure receipt by Provident of copies of documentation for each such transaction as promptly as possible.

                  G. EXCHANGES. Upon receipt of Proper Instructions, exchange securities, interim receipts or temporary securities held by it or by any agent or Subcustodian appointed by it pursuant to paragraph 7C hereof for the account of each Portfolio, for other securities alone or for other securities and cash, and expend cash insofar as cash is available in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value, conversion or in connection with the exercise of warrants,

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         subscription or purchase rights, or otherwise, and deliver securities to the designated depository or other receiving agent or Subcustodian in response to tender offers or similar offers to purchase received in writing; provided that in any such case the securities and/or cash to be received as a result of any such exchange, expenditure or delivery are to be delivered to Provident (or its agents or Subcustodians). Provident shall give notice as provided under paragraph 15 hereof to the Fund in connection with any transaction specified in this paragraph and at the same time shall specify to the Fund whether such notice relates to securities held by an agent or Subcustodian appointed pursuant to paragraph 7C hereof, so that the Fund may issue to Provident Proper Instructions for Provident to act thereon prior to any expiration date (which shall be presumed to be two business days prior to such date unless Provident has previously advised the Fund of a different period). The Fund shall give to Provident full details of the time and method of submitting securities in response to any tender or similar offer, exercising any subscription or purchase right or making any exchange pursuant to this paragraph. When such securities are in the possession of an agent or Subcustodian appointed by Provident pursuant to paragraph 7C hereof, the Proper Instructions referred to in the preceding sentence must be received by Provident in timely enough fashion (which shall be presumed to be three business days unless Provident has advised the Fund in writing of a different period) for Provident to notify the agent or Subcustodian in sufficient time to permit such agent to act prior to any expiration date.

                  H. SALES. Upon receipt of Proper Instructions and upon receipt of full payment therefor, release and deliver securities which have been sold for the account of a Portfolio. At the time of delivery all such payments are to be made in cash, by a certified check upon or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to such Portfolio's custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current "street" custom.

                  I. PURCHASES BY ISSUER. Upon receipt of Proper Instructions, release and deliver securities owned by a Portfolio to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash or other consideration is to be delivered to Provident.

                  J. CHANGES OF NAME AND DENOMINATION. Upon receipt of Proper Instructions, release and deliver securities owned by

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         a Portfolio to the issuer thereof or its agent for transfer into the name of the Portfolio or of a nominee of Provident or of the Portfolio for the exclusive use of the Portfolio or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions if any; provided that in any such case, the new securities are to be delivered to Provident.

                  K. STREET DELIVERY. In connection with delivery in New York City and upon receipt of Proper Instructions, which in the case of registered securities may be standing instructions, release securities owned by a Portfolio upon receipt of a written receipt for such securities to the broker selling the same for examination in accordance with the existing "street delivery" custom. In such case, Provident shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities, except as may arise from Provident's own negligence or willful misconduct. In every instance, either payment in full for such securities shall be made or such securities shall be returned to Provident that same day. In the event existing "street delivery" custom is modified, Provident shall obtain authorization from the Board of Directors of the Fund prior to any use of such modified "street delivery" custom.

                  L. RELEASE OF SECURITIES FOR USE AS COLLATERAL. Upon receipt of Proper Instructions and subject to the Articles of Incorporation and By-Laws of the Fund, release securities belonging to the Portfolio to any bank or trust company for the purpose of pledge, mortgage or hypothecation to secure any loan incurred by a Portfolio; provided, however, that securities shall be released only upon payment to Provident of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization from the Fund, further securities may be released for that purpose. Upon receipt of Proper Instructions, Provident shall pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan.

                  M. COMPLIANCE WITH APPLICABLE RULES AND REGULATIONS OF THE OPTIONS CLEARING CORPORATION AND NATIONAL SECURITIES OR COMMODITIES EXCHANGES OR COMMISSIONS. Upon receipt of Proper Instructions, deliver securities of a Portfolio in accordance with the provisions of any agreement among the Fund, Provident and a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. ("NASD") relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities

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         exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Portfolio; or, upon receipt of Proper Instructions, Provident shall deliver securities in accordance with the provisions of any agreement among the Fund, Provident and a Futures Commission Merchant registered under the Commodity Exchange Act relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by a Portfolio.

                  N. RELEASE OR DELIVERY OF SECURITIES FOR OTHER PURPOSES. Upon receipt of Proper Instructions, release or deliver any securities held by it for the account of a Portfolio for any other purpose (in addition to those specified in paragraphs 4D, 4E, 4F, 4G, 4H, 4I, 4J, 4K, 4L and 4M hereof) which the Fund declares is a proper corporate purpose pursuant to Proper Instructions.

                  0. PROXIES, NOTICES, ETC. Promptly forward upon receipt to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to the securities, including, without limitation, notices relating to class action claims and bankruptcy claims, and upon receipt of Proper Instructions execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Provident, its nominee or its agents or Subcustodian shall not vote any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by Proper Instructions. Provident shall require its agents and Subcustodians appointed pursuant to paragraph 7C hereof to forward any such announcements and notices to Provident upon receipt.

                  P. SEGREGATED ACCOUNT. Upon receipt of Proper Instructions, establish and maintain a segregated account or accounts for and on behalf of each Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by Provident pursuant to paragraph 4B hereof, (i) in accordance with the provisions of any agreement among the Fund, Provident and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions

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         by a Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by a Portfolio or commodity futures contracts or options thereon purchased or sold by such Portfolio, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of segregated accounts by registered investment companies and (iv), for other proper corporate purposes, but only, in the case of clause (iv) , upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                  Q. MISCELLANEOUS. In general, attend to all nondiscre- tionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with such securities or property of each Portfolio, except as otherwise directed by the Fund pursuant to Proper Instructions. Provident shall render to the Fund daily a report of all monies received or paid on behalf of the Portfolio, an itemized statement of the securities and cash for which it is accountable to the Fund under this Agreement and an itemized statement of security transactions which settled the day before and shall render to the Fund weekly an itemized statement of security transactions which failed to settle as scheduled. At the end of each week Provident shall provide a list of all security transactions that remain unsettled at such time.

         5.       Additionally, as Custodian, Provident shall promptly:

                  A. BANK ACCOUNT. Retain safely all cash of each Portfolio, other than cash maintained by a Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act, in the banking department of Provident in a separate account or accounts in the name of such Portfolio, subject only to draft or order by Provident acting pursuant to the terms of this Agreement. If and when authorized by Proper Instructions in accordance with a vote of the Board of Directors of the Fund, Provident may open and maintain an additional account or accounts in such other bank or trust companies as may be designated by such instructions, such account or accounts, however, to be solely in the name of Provident in its capacity as Custodian and subject only to its draft or order in accordance with the terms of this Agreement. Provident shall furnish the Fund, not later than thirty (30) calendar days after the last business day of each month, a statement reflecting the current status of its internal

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         reconciliation of the closing balance as of that day in all accounts described in this paragraph to the balance shown on the daily cash report for that day rendered to the Fund.

                  B. COLLECTIONS. Unless otherwise instructed by receipt of Proper Instructions, collect, receive and deposit in the bank account or accounts maintained pursuant to paragraph 5A hereof all income and other payments with respect to the securities held hereunder, execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with the collection of bond and note coupons, do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing:

                  1) present for payment on the date of payment all coupons and other income items requiring presentation;

                  2) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;

                  3) endorse and deposit for collection, in the name of the Portfolio, checks, drafts or other negotiable instruments on the same day as received.

         In any case in which Provident does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await Proper Instructions; Provident shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction for the reasonable costs of such legal action for collection. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

                  C. SALE OF SHARES OF THE PORTFOLIO OF THE FUND. Make such arrangements with the Transfer Agent of the Fund as will enable Provident to make certain it receives the cash consideration due each Portfolio for shares of beneficial interest ("shares") of such Portfolio as may be issued or sold from time to time by the Fund, all in accordance with the Fund's Articles of Incorporation and By-Laws, as amended.

                  D. DIVIDENDS AND DISTRIBUTIONS. Upon receipt of Proper Instructions, release or otherwise apply cash insofar as cash is available for the purpose of the payment of dividends or other distributions to shareholders of each Portfolio.

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                  E. REDEMPTION OF SHARES OF THE PORTFOLIOS OF THE FUND. From
         such funds as may be available for the purpose, but subject to the limitation of the Fund's Articles of Incorporation and By-Laws, as amended, and applicable resolutions of the Board of Directors of the Fund pursuant thereto, make funds available for payment to shareholders who have delivered to the Transfer Agent a request for redemption of their shares by the Fund pursuant to such Articles of Incorporation, as amended. In connection with the redemption of shares of a Portfolio pursuant to the Fund's Articles of Incorporation and By-Laws, as amended, Provident is authorized and directed upon receipt of Proper Instructions from the Transfer Agent for the Fund to make funds available for transfer through the Federal Reserve Wire System or by other bank wire to a commercial bank account designated by the redeeming stockholder.

                  F. STOCK DIVIDENDS, RIGHTS, ETC. Receive and collect all stock dividends, rights and other items of like nature; and deal with the same pursuant to Proper Instructions relative thereto.

                  G. DISBURSEMENTS. Upon receipt of Proper Instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for the payment on behalf of a Portfolio of its expenses, including without limitation, interest, taxes and fees or reimbursement to Provident or to the Portfolio's investment adviser for its payment of any such expenses.

                  H. OTHER PROPER CORPORATE PURPOSES. Upon receipt of Proper Instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for any other purpose (in addition to the purposes specified in paragraphs 4F, 4G, 5D, 5E and 5G of this Agreement) which the Fund declares is a proper corporate purpose.

                  I. RECORDS. Create, maintain and retain all records a) relating to its activities and obligations under this Agreement in such manner as shall meet the obligations of the Fund under the 1940 Act, particularly Section 31 thereof and Rules 3la-1 and 3la-2 thereunder or
         b) as reasonably requested from time to time by the Fund. All records maintained by Provident in connection with the performance of its duties under this Agreement shall remain the property of the Fund and in the event of termination of this Agreement shall be delivered in accordance with the terms of paragraph 10 below.

                  J. MISCELLANEOUS. Assist generally in the preparation of routine reports to holders of shares of the Fund, to the Commission, including form N-SAR, to state "Blue Sky"

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         authorities, to others in the auditing of accounts and in
         other 'matters of like nature.

                  K. PORTFOLIO ACCOUNTING AND NET ASSET VALUE COMPUTATION. Maintain the general ledger and all other books of account of each Portfolio. In addition, upon receipt of Proper Instructions, which may be deemed to be continuing instructions, Provident shall daily compute the net asset value of the shares of each Portfolio and the total net asset value of each Portfolio. Provident shall, in addition, perform such other services incidental to its duties hereunder as may be reasonably requested from time to time by the Fund.

         6.       Provident and the Fund further agree as follows:

                  A. PROPER INSTRUCTIONS. Provident shall be deemed to have received Proper Instructions upon receipt of written instructions signed by the Fund's Directors or by one or more person or persons as the Fund's Board of Directors shall have from time to time authorized to give the particular class of instructions for different purposes. Different persons may be authorized to give instructions for different purposes. A copy of a resolution or action of the Directors certified by the secretary or an assistant secretary of the Fund may be received and accepted by Provident as conclusive evidence of the instruction of the Fund's Board of Directors and/or the authority of any person or persons to act on behalf of the Fund and may be considered as in full force and effect until receipt of written notice to the contrary. Such instruction may be general or specific in terms. Oral instructions will be considered Proper Instructions if Provident reasonably believes them to have been given by a person authorized by the Board of Directors to give such oral instructions with respect to the class of instruction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and Provident are satisfied that such procedures afford adequate safeguards for the assets of the Portfolios. Use by the Fund of such communication systems shall constitute approval by the Fund of the safeguards available therewith.

                  B. INVESTMENTS, LIMITATIONS. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Portfolios, Provident may take cognizance of the provisions of the Articles of Incorporation of the Fund, as amended; provided, however, that except as otherwise expressly provided herein, Provident may assume unless and until notified in writing to the contrary that instructions purporting to be Proper Instructions received by it are not in conflict with or in any way contrary to any provision of the Articles of

         Incorporation of the Fund, as amended, or resolutions or proceedings of the Board of Directors of the Fund.

         7.       Provident and the Fund further agree as follows:

                  A. INDEMNIFICATION. Provident, as Custodian, shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice; provided that such action is not in violation of applicable federal or state laws or regulations or contrary to written instructions received from the Fund, and shall be indemnified by the Fund and without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement in good faith and without negligence, misfeasance or misconduct. In order that the indemnification provision contained in this paragraph shall apply, however, if the Fund is asked to indemnify or save Provident harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and Provident shall use all reasonable care to identify and notify the Fund fully and promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend Provident against any claim which may be the subject of this indemnification and in the event that the Fund so elects it will so notify Provident, and thereupon the Fund shall take over complete defense of the claim, and Provident shall initiate no further legal or other expenses for which it shall seek indemnification under this paragraph. Provident shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify Provident except with the Fund's prior written consent.

                  B. EXPENSES REIMBURSEMENT. Provident shall be entitled to receive from each Portfolio on demand reimbursement for its cash disbursements, expenses and charges, excluding salaries and usual overhead expenses with respect to such Portfolio, as set forth in Schedule A.

                  C. APPOINTMENT OF AGENTS AND SUBCUSTODIANS. Provident, as Custodian, may appoint (and may remove), only in compliance with the terms and conditions of the Fund's Articles of Incorporation and ByLaws, as amended, any other bank, trust company or responsible commercial agent as its agent or Subcustodian to carry out such of the provisions of this Agreement as Provident may from time to time direct; provided, however, that the appointment of any such agent or Subcustodian shall not relieve Provident of any of its responsibilities under this Agreement.

                  D. RELIANCE ON DOCUMENTS. So long as and to the extent that it is in good faith and in the exercise of reasonable care, Provident, as Custodian, shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement, shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to constitute Proper Instructions under this Agreement and shall, except as otherwise specifically provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by the Fund's Directors, the secretary or an assistant secretary of the Fund or any other person expressly authorized by the Board of Directors of the Fund.

                  E. ACCESS TO RECORDS. Subject to security requirements of Provident applicable to its own employees having access to similar records within Provident and such regulations as to the conduct of such monitors as may be reasonably imposed by Provident after prior consultation with an authorized officer of the Fund, books and records of Provident pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the Directors of, attorneys for, auditors employed by the Fund or any other person as the Fund's Board of Directors shall direct.

                  F. RECORDKEEPING. Provident shall maintain such records as shall enable the Fund to comply with the requirements of all federal and state laws and regulations applicable to the Fund and its Portfolios with respect to the matters covered by this Agreement.

         8. LIEN ON ASSETS. If a Portfolio requires Provident to advance cash or securities for any purpose or in the event that Provident or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Portfolio shall be security therefor and should the Portfolio fail to repay Provident promptly, Provident shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement; provided, however, that the total value of any property of the Portfolio which at any time is security for any payment by Provident hereunder shall not exceed 15% of the Portfolio's total net asset value.

         9. The Fund shall pay Provident for its services as Custodian such compensation as shall be specified on the attached Schedule A.

         10.      Provident and the Fund further agree as follows:

                  A. EFFECTIVE PERIOD, TERMINATION, AMENDMENT AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect sixty (60) days after the date of such delivery or mailing; and further provided, that the Fund may by action of the Fund's Board of Directors substitute another bank or trust company for Provident by giving notice as provided above to Provident, provided, however that Provident shall not act under paragraph 4B hereof in the absence of receipt of an initial certificate of the secretary or an assistant secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the secretary or an assistant secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the 1940 Act. The Fund or Provident shall not amend or terminate this Agreement in contravention of any applicable federal or state laws or regulations, or any provision of the Articles of Incorporation of the Fund, as amended; provided, however, that in the event of such termination Provident shall remain as Custodian hereunder for a reasonable period thereafter if the Fund after using its best efforts is unable to find a Successor Custodian.

         In connection with the operation of this Agreement, Provident and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provision to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state laws or regulations, or any provision of the Fund's Articles of Incorporation and By-Laws, as amended. No interpretive provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

                  B. SUCCESSOR CUSTODIAN. Upon termination hereof or the inability of Provident to continue to serve hereunder, the Fund shall pay to Provident such compensation as may be due for services through the date of such termination and shall likewise reimburse Provident for its costs, expenses and disbursements incurred prior to such termination in accordance with paragraph 7B hereof and such reasonable costs, expenses and disbursements as may be incurred by Provident in connection with such termination.

         If a Successor Custodian is appointed by the Board of Directors of the Fund in accordance with the Fund's Articles of Incorporation, as amended, Provident shall, upon termination, deliver to such Successor Custodian at the office of Provident, properly endorsed and in proper form for transfer, all securities then held hereunder, all cash and other assets of the Fund deposited with or held by it hereunder.

         If no such Successor Custodian is appointed, Provident shall, in like manner at its office, upon receipt of a certified copy of a resolution of the shareholders pursuant to the Fund's Articles of Incorporation and By-Laws, as amended, deliver such securities, cash and other properties in accordance with such resolutions.

         In the event that no written order designating a Successor Custodian or certified copy of a resolution of the stockholders shall have been delivered to Provident on or before the date when such termination shall become effective, then Provident shall have the right to deliver to a bank or trust company doing business in Cincinnati, Ohio of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $5,000,000, all securities, cash and other properties held by Provident and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the Successor of Provident under this Agreement and subject to the restrictions, limitations and other requirements of the Fund's Articles of Incorporation and By-Laws, both as amended.

         In the event that securities, funds, and other properties remain in the possession of Provident after the date of termination hereof owing to failure of the Fund to procure the certified copy above referred to, or of the Fund's Board of Directors to appoint a successor Custodian, Provident shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of Provident shall remain in full force and effect.

                  C. DUPLICATE RECORDS AND BACKUP FACILITIES. Provident shall not be liable for loss of data occurring by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply. However, Provident shall keep in a separate and safe place additional copies of all records required to be maintained pursuant to this Agreement or additional tapes, disks or other sources of information necessary to reproduce all such records. Furthermore, at all times during this Agreement, Provident shall maintain a contractual arrangement whereby Provident will have a back-up computer facility available for its use in providing the services required hereunder in the event circumstances beyond Provident's control result in Provident not being able to process the necessary work at its principal computer facility. Provident shall, from time to time, upon request from the Fund provide written evidence and details of its arrangement for obtaining the use of such a back-up computer facility. Provident shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from an uncontrollable event, and should such damage, loss of data, delays or errors occur, Provident shall use its best efforts to mitigate the effects of such occurrence. Representatives of the Fund shall be entitled to inspect Provident's premises and operating capabilities within reasonable business hours upon reasonable notice to Provident, and, upon request of such representative or representatives, Provident shall from time to time, as appropriate, furnish to the Fund a letter setting forth the insurance coverage thereon, any changes in such coverage which may occur and any claim relating to the Fund which Provident may have made under such insurance.

                  D. CONFIDENTIALITY. Provident agrees to treat all records and other information relative to the Fund and the Portfolio confidentially and Provident, on behalf of itself and its officers, employees and agents, agrees to keep confidential all such information, except after prior notification to and approval by the Fund (which approval shall not be unreasonably withheld and may not be withheld where Provident may be exposed to civil or criminal contempt proceedings), when requested to divulge such information by duly constituted authorities or when so requested by a properly authorized person.

         Provident and the Fund agree that they, their officers, employees and agents shall maintain all information disclosed to them by the other in connection with this Agreement in confidence and will not disclose any such information to any other person, nor use such information for their own benefit or for the benefit of third parties without the consent in writing of the other; provided, however, that each party shall have the right to use any such information for its own necessary internal purposes while this Agreement is in effect. The provisions of the paragraph shall not apply to information which (i) is in or becomes part of the public domain, or (ii) is demonstrably known previously to the party to whom it is disclosed, or (iii) is independently developed outside this Agreement by the party to whom it is disclosed or (iv) is rightfully obtained from third parties by the party to whom it is disclosed.

         11. The Fund shall not circulate any printed matter which contains any reference to Provident without the prior written approval of Provident, excepting solely such printed matter as merely identifies Provident as Custodian. The Fund will submit printed matter requiring approval to Provident in draft form, allowing sufficient time for review by Provident and its counsel prior to any deadline for printing.

         12. In the event of a reorganization of the Portfolio through a merger, consolidation, sale of assets or other reorganization, Provident, at the request of the Fund, shall act as Custodian for shares of any investment company or other company obtained in any such reorganization by the Portfolio for distribution to those Portfolio shareholders whose shares are represented by certificates. The Fund shall give notice to each such shareholder of his or her right to exchange his or her Portfolio shares represented by certificates for shares held by Provident upon surrender to Provident of his or her certificates representing such Portfolio shares properly endorsed and in proper form for transfer. Upon the surrender of such Portfolio certificates Provident will issue a certificate or certificates to the surrendering shareholder for an approximate number of shares held by Provident, unless such shareholder establishes an Open Account Plan or other similar account at that time in which case such shares will be credited to his or her account. Provident shall not be required to issue certificates for any fractional shares held by it. Instead, fractional interests in such shares shall be distributed to the shareholder in cash at their then current market value or, if the fractional share represents an interest in an investment company, it shall be redeemed by Provident at the then current redemption price for such shares and the proceeds of such redemption shall be distributed to such shareholder in cash. Provident shall not release to any shareholder any such shares held by it until such shareholder has properly surrendered for exchange his or her Portfolio shares represented by certificates.

         13. In the event that the Fund establishes one or more series of shares which it desires to have the Custodian render services as custodian under the terms hereof or otherwise desires to have the Custodian render services as custodian hereunder with respect to any other series, it shall so notify the custodian in writing, and if the Custodian agrees in writing to provide such services, such series of shares shall become a Portfolio hereunder.

         14. This Agreement is executed and delivered in the State of Ohio and shall be subject to and be construed in accordance with the laws of Ohio.

         15. Notices and other writings delivered or mailed postage prepaid to The Riverfront Funds, Inc., 1900 East Dublin-Granville Road, Columbus, Ohio 43229, or to The Provident Bank at One East Fourth Street, Cincinnati, Ohio 45202, or to such other address as the Fund or Provident may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

         16. This Agreement shall be binding upon and shall inure to the benefit of the Fund and its Portfolio and Provident and their respective successors or assigns.

         17. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                       THE RIVERFRONT FUNDS, INC.

                                              By   /s/ William C. Buckham
---------------------------                     ------------------------------
                                                  Name:  William C. Buckham
                                                  Title: Vice President

ATTEST:                                       THE PROVIDENT BANK

                                              By   /s/ Jeannetta Ramey
---------------------------                     ------------------------------
                                              Name: Jeannetta Ramey
                                              Title: Vice President, Trust
                                                     Operations Officer

                                                                      Schedule A

                                                    Dated: As of January 1, 1997

                               THE PROVIDENT BANK

                             Custodian Fee Schedule

                           THE RIVERFRONT FUNDS, INC.
                           --------------------------

I.       ADMINISTRATION

CUSTODIAN, PORTFOLIO AND FUND ACCOUNTING SERVICE - Maintain custody of Portfolio assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide from Fund approved pricing sources or vendors daily pricing for Portfolio securities. Provide selected general ledger reports. Securities yield or market value quotations for short term Portfolio securities will be provided to Provident from a source designated by the Fund.

The administration fee shown below is an annual charge, billed and payable monthly, based on average net assets and calculated in the same manner as the Fund's management fee.

                            ANNUAL FEES PER PORTFOLIO
                            -------------------------

Portfolio                         Annual Fee
---------                         ----------

The Riverfront U.S.               Five one-hundredths of one
Government Securities             percent (.05%) of such
Money Market Fund                 Portfolio's average net assets

The Riverfront Income             Fifteen one-hundredths of one
Equity Fund                       percent (.15%) of such
                                  Portfolio's average net assets

The Riverfront U.S.               Ten one-hundredths of one
Government Income Fund            percent (.10%) of such
                                  Portfolio's average net assets

The Riverfront Ohio Tax-          Fourteen one-hundredths of one
Free Bond Fund                    percent (.14%) of such
                                  Portfolio's average net assets

The Riverfront Balanced           Fifteen one-hundredths of one
Fund                              percent (.15%) of such
                                  Portfolio's average net assets

The Riverfront Stock              Fifteen one-hundredths of one
Appreciation Fund                 percent (.15%) of such
                                  Portfolio's average net assets

The Riverfront Large              Fifteen one-hundredths of one
Company Select Fund               percent (.15%) of such
                                  Portfolio's average net assets

II.      Out Of Pocket Expenses
         ----------------------

A billing for the recovery of applicable out-of-pocket expenses as incurred by the Portfolio will be made as of the end of each month.

                                    THE RIVERFRONT FUNDS, INC.

                                    By  /s/ Walter B. Grimm
                                       -----------------------------------

                                        Walter B. Grimm
                                       -----------------------------------
                                                    (name)

                                        Vice President & Treasurer
                                       -----------------------------------
                                                   (title)

                                    THE PROVIDENT BANK

                                    By   /s/ Gary W. Queen
                                       -----------------------------------

                                         Gary W. Queen
                                       -----------------------------------
                                                    (name)

                                         Senior Managing Director
                                       -----------------------------------
                                                   (title)